SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549

                            FORM 8-K

                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


  Date of Report (Date earliest event reported) August 26, 1996


Commission   Registrant, State of Incorporation,     I.R.S.
File Number  Address and Telephone Number            Employer
                                                     Identification No.

1-11299      ENTERGY CORPORATION                     72-1229752
             (a Delaware corporation)
             639 Loyola Avenue
             New Orleans, Louisiana  70113
             Telephone (504) 529-5262

1-2703       ENTERGY GULF STATES, INC.               74-0662730
             (a Texas corporation)
             350 Pine Street
             Beaumont, Texas  77701
             Telephone (409) 838-6631

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Form 8-K                                                   Page 1
August 28, 1996



Item 5.   Other Information

          Entergy Corporation and Entergy Gulf States, Inc.

          Court Approval Given To Settlement Agreement In Cajun
Bankruptcy

     On August 26, 1996, Judge Frank J. Polozola of the U.S.

District Court for the Eastern District of Louisiana approved the terms of a previously disclosed settlement agreement among

Entergy Gulf States, Inc., the Trustee in the Cajun Electric

Power Cooperative (Cajun) bankruptcy, and representatives of the

Rural Utilities Service (RUS).

     The settlement gives the RUS several options for disposing of Cajun's 30% undivided interest in the River Bend nuclear unit.

It also commits Cajun to fund its full share of the estimated decommissioning obligation for the River Bend nuclear unit by setting aside the sum of $125 million in a decommissioning trust fund, regardless of the option the RUS chooses.

     Under the settlement, RUS will have the option to seek a

buyer for Cajun's interest in the River Bend unit, take title to

Cajun's interest in its own name, or forego both of these options and relinquish Cajun's interest at no cost to Entergy Gulf

States, Inc., which owns the other 70 % undivided interest in the

River Bend unit. Under each of these options, Cajun will be

released from its unpaid past, present and future liability for

River Bend costs and expenses.

     The settlement further provides for Entergy Gulf States,

Inc. to recover all funds paid by it into the registry of the court. These funds have been accumulating from payments made by

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Form 8-K                                                   Page 2
August 28, 1996


Entergy Gulf States, Inc. under a preliminary injunction entered by the court, for its share of operations and maintenance

expenses associated with its 42% share of the Big Cajun 2, Unit

3, coal-fired generating facility, of which Cajun is the majority owner and operator.

     Other provisions of the settlement involve the mutual

release and forgiveness of claims among the parties. All

litigation between Cajun and Entergy Gulf States, Inc. will be dismissed, and a small portion of Cajun's transmission assets will be transferred to Entergy Gulf States, Inc.  Entergy Gulf

States, Inc. also will release its claims against the RUS.

     The settlement was announced on April 29, 1996, by

Bankruptcy Trustee Ralph R. Mabey, who submitted it to Judge

Polozola for approval in the Cajun bankruptcy proceeding. The

Judge's order directs the Trustee to take all steps necessary to implement the settlement. The Unsecured Creditors Committee in the Cajun bankruptcy proceeding objected to the settlement, but was overruled by Judge Polozola. It is uncertain whether the

Unsecured Creditors Committee will appeal.

     Entergy Gulf States, Inc., is a wholly-owned electric and

gas utility subsidiary of Entergy Corporation.

Form 8-K                                                   Page 3
August 28, 1996



                            SIGNATURE


          Pursuant to the requirements of the Securities Exchange
Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 Entergy Corporation


                                 By: /s/Louis E. Buck, Jr.
                                        Louis E. Buck, Jr.
                                     Vice President and Chief
                                        Accounting Officer



                                 Entergy Gulf States, Inc.


                                 By: /s/Louis E. Buck, Jr.
                                        Louis E. Buck, Jr.
                                     Vice President and Chief
                                        Accounting Officer




Dated:  August 28, 1996